UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2006

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer Identification
Incorporation)	Number)	Number)

3020 Callan Road, San Diego, California  92121

(Address of principal executive offices, with zip code)

(858) 458-0900

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

On September 26, 2006 we and the Regents of The University of California (“UC”) entered into an Amended and Restated Exclusive License Agreement (the “Amended Agreement”) for certain patent rights related to adipose derived stem and regenerative cells, which amends and restates the prior Exclusive License Agreement between the parties dated October 16, 2001 (the “Original Agreement”)(filed as Exhibit 10.10 to our Annual Report on Form 10-K which was filed on March 31, 2003).

The parties had determined that the Original Agreement (which covers, among other things U.S. Patent No. 6,777,231) no longer accurately reflects our business model, and contained certain restrictions, payment terms and milestones that were not optimal for the commercialization of the patent rights as a whole. The Amended Agreement covers the same patent rights as the Original Agreement, and continues to provide that we are the exclusive, worldwide licensee of UC’s interest in the patent rights for the duration of the rights.

In consideration for UC’s agreement to enter into the Amended Agreement, we will issue UC 100,000 shares of newly issued Cytori common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: October 2, 2006	By:	/s/ Mark E. Saad
Mark E. Saad
Chief Financial Officer